RESTRUCTURING AGREEMENT AND AMENDMENT


     THIS RESTRUCTURING AGREEMENT AND AMENDMENT (the "Agreement") is entered into this 15th day of January, 1999 by and between those persons or entities referred to in Exhibit A attached hereto ("Investor" or "Investors"), and Finet Holdings Corporation, Inc., a Delaware corporation ("Company"). and Investors(s) are sometimes collectively referred to as Investors ("Investors"). This Agreement amends and restates the 3% Convertible Debenture Agreements and Related Agreements listed on Exhibit B, and also amends and restates the Series A Convertible Preferred Stock Agreements and Related Agreements listed on Exhibit C.

                                    RECITALS

     A.  Company  and  Investor(s)  are  parties  to those  certain  Convertible
Debenture Agreements and related agreements identified on Exhibit B attached hereto ("Debenture Agreements"), pursuant to which, among other things, Investors purchased from the Company 3% Convertible Debentures in the aggregate principal amount of $ 7,000,000 (the "Principal Debenture Face Amount") (collectively, the "Debenture" or "Debentures"). Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Debenture Agreements.

     B.  Company  and   Investor(s)  are  parties  to  those  certain  Series  A
Convertible Preferred Stock Agreements and related agreements identified on Exhibit C attached hereto ("Series A Agreements") pursuant to which, among other things, Investor(s) purchased from Company Series A Convertible Preferred Stock ("Series A Stock") in the aggregate principal amount of $2.5 million ("Series A Face Amount"). Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Series A Agreements.

     C. Investor(s) currently hold Debentures in the principal amount of $ 7,000,000 allocated among themselves as detailed in Exhibit D hereto, and currently hold Series A Stock in the face amount of $ 2,500,000 allocated among themselves as detailed in Exhibit E hereto.

     D. Company has requested and Investor have agreed to continue to forbear from exercising their conversion rights under the Debenture Agreements and/or the Series A Agreements except in accordance with the provisions of this Agreement.

     E. Company and Investors wish to restructure, convert, and otherwise redeem the Debentures and the Preferred A shares and to take such further actions as are described herein for their mutual benefit.

                                    AGREEMENT

In consideration of the Recitals and of the mutual promises and covenants contained herein, Investor(s) and Company agree as follows:

     A. Debenture Agreements.

     1. Pursuant to section 4(b) of the Debentures, Investors will submit to the Company for conversion, and the Company will convert by way of one or more conversion notices, Debentures in the aggregate face amount of $1,100,000.

               a. Despite any provisions to the contrary contained in Debenture No. 1, $1,100,000 of the Debentures shall by way of one or more conversion notices be converted into 2,200,000 shares of the Company's common stock.

               b. Simultaneously with or promptly following the execution of this Agreement, Investors will submit to the Company Notices of Conversion consistent with this Agreement and accompanied by the respective Debentures. The Date of Conversion will be deemed to be the dates that both the Notice of Conversion and the respective Debentures are received by the Company.

     2. Pursuant to ss. 4(b) of the Debentures, Investors will submit to the Company for conversion, and the Company will convert, an aggregate of Debentures in the face amount of $4,400,000.

               a. Despite any provisions to the contrary contained in the Debentures, these Debentures shall be converted at a conversion price of $0.60 per share into 7,333,333 shares of the Company's common stock.

               b. Simultaneously with or promptly following the execution of this Agreement, Investors will submit to the Company Notices of Conversion consistent with this Agreement and accompanied by the respective Debentures. The Date of Conversion will be deemed to be the dates that the Notices of Conversion and the respective Debentures are received by the Company.

     3. Pursuant to ss. 5(a) of all remaining Debentures, except as modified herein, the Company shall redeem all remaining outstanding Debentures in the aggregate face amount of $1,500,000.

               a.  Despite  any  provisions  to the  contrary  contained  in the
Debentures,   the  redemption  price  of  the  remaining   Debentures  shall  be
$1,500,000.

               b. Simultaneously with or promptly following the execution of this Agreement, the Company will submit to the Holders of the remaining Debentures referenced in this section 3, and to the Transfer Agent, its Notice of Redemption at Company's Election.

               c. The provisions of ss. 5(a)(ii) notwithstanding, the Holders may not convert into Common Stock any Debentures which it otherwise would have been entitled to convert pursuant to the Debentures, including but not limited to Debentures selected for Redemption at the Company's Election, except in compliance with this Agreement.

               d. The Redemption shall be deemed to be effective on the date the Notice of Redemption is received by the Holder(s) ("Cash Redemption Date"). The foregoing notwithstanding, the parties agree that the Company will pay the Redemption Price on the Cash Redemption Date or on such other date as mutually agreed by the parties.

     4. Except as otherwise provided and/or amended herein, the provisions of ss. 4(a), c, g, h and ss. 5(a) of the Debentures are hereby deleted, and the remaining terms of the Debentures as amended herein remain in force and effect.

     5. The parties agree that Warrant Certificates to purchase shares of the Company's common stock previously sold in connection with the purchase and sale of the Debentures remain in full force and effect pursuant to their terms.

     6. The Company shall keep effective and in full force and effect the Registration Statement on Form S-3 which was filed on May 28, 1998.

     B. Series A Convertible Preferred Stock Agreements.

     1. Pursuant to ss. 3 of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company ("Certificate of Designations"), the Company shall redeem at Closing all of the Series A Stock, consisting of Certificate Nos. A-1, A-2 and A-3 which Certificates represent 125, 100 and 25 shares respectively of the Company's Series A Stock. The provisions of ss. 3(a)(i) of the Certificate of Designations are hereby amended so that the Redemption Price at Company's Election shall be calculated as 100% of the face amount of the Series A Stock.

     2. Simultaneously with the execution of this Agreement, the Company will submit to the Holders of the Series A Convertible Preferred Stock and to the Transfer Agent its Notice of Redemption at Company's Election.

               a. The provisions of ss. 3(a)(ii) of the Certificate of Designations notwithstanding, the Holders may not convert into common stock any Series A stock which it otherwise would have been entitled to convert pursuant to the Certificate of Designations, including but not limited to Series A stock selected for Redemptions at the Company's Election, except in compliance with this Agreement.

               b. The Redemption shall be deemed to be effective on the date the Note of Redemption is received by the Holder(s) ("Cash Redemption Date"). The foregoing and the provisions of ss. 3(c) of the Certificate of Designations notwithstanding, the parties agree that the Company will pay $500,000 of the Redemption Price for the Series A stock on the Cash Redemption Date or such other date as the parties mutually agrees and that the Company will pay the remaining $2,000,000 of the Redemption Price on the earlier of March 15, 1999 or the effective date on which the Company sells its loan servicing portfolio ("Portfolio Sale").

     3. Except as otherwise provided and/or amended herein, Investors hereby waive the provisions of ss.ss. 2, 4, 5, and 7 of the Certificate of Designations.

     4. The parties agree that Warrant No. 98-10 to purchase shares of Common Stock previously issued in connection with the purchase and sale of the Series A stock remains in full force and effect pursuant to its terms.

     5. The parties further agree that the certain Registration Rights Agreement dated September 29, 1998 entered into between the parties in connection with the purchase and sale of the Series A stock ("Series A Registration Rights Agreement") is hereby terminated. Investors hereby waive any and all defaults or alleged defaults by Company under that Series A Registration Rights Agreement.

     6. Conversion Limitations. Notwithstanding anything contained herein to the contrary, it is understood that at no time has or will any Investor be entitled to convert Debentures or Series A Preferred Shares in excess of that number of Debentures and/or Series A Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates to exceed 9.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Shares and Debentures with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Series A Preferred Shares and debentures beneficially owned by the Investors and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

     C. Additional Warrants. As additional consideration for Investors agreeing to enter into this Restructuring Agreement and Amendment, Investors shall receive purchase warrants to acquire shares of the Company's common stock substantially in the form of Exhibit F hereto. The warrants shall be allocated among Investors as set forth on Exhibit G hereto.

     D. Representations and Warranties of Company. Company hereby represents and warrants to Investor as follows:

     1. Recitals. The Recitals in this Agreement are true and correct in all respects.

     2. Incorporation of Representations. All representations and warranties of Company in the Debenture Agreements and the Preferred A Agreements, except as the plain reading requires updating, are incorporated herein in full by this reference and are true and correct as of the date hereof.

     3. Corporate Power; Authorization. Company has the corporate power, and has been duly authorized by all requisite corporate action, to execute and deliver this Agreement to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Company.

     4. Enforceability. This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms.

     5. No Violation. Company's execution, delivery and performance of this Agreement do not and will not (i) violate any law, rule, regulation or court order to which Company is subject; (ii) conflict with or result in a breach of Company's Articles of Incorporation or Bylaws or any agreement or instrument to which Company is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Company, whether now owned or hereafter acquired, other than liens in favor of Investor.

     6. Outstanding Capital. Set forth as Exhibit G attached hereto is a summary of the authorized, issued, and outstanding capital and debt structure of the Company as of the date hereof, giving effect to the completion of the transactions contemplated herein, but otherwise not on a fully diluted basis and not taking into account, among other things, all options, warrants and conversion features of any kind.

     7. Mutual Release of Parties. Company hereby releases, remises, acquits and forever discharges J.P. Carey Securities, Inc. and the Investors, and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Investor Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Investor Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to the Debenture Documents or the Series A Preferred Stock Agreements, including, but not limited to, claims relating to any restructuring negotiations, (all of the foregoing hereinafter called the "Investor Released Matters").

     Investor Released Parties hereby release, remise, acquit and forever discharge Company, and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Company Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Company Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to the Debenture Documents or the Series A Preferred Stock Agreements, including, but not limited to, claims relating to any restructuring negotiations, (all of the foregoing hereinafter called the "Company Released Matters").

     8. Company Legal Opinion. Contemporaneously herewith, Company's counsel has delivered a legal opinion in a form satisfactory to Investors attached hereto as Exhibit H.

     E. Investors' Representations, Warranties and Acknowledgments

     1. Recitals. The Recitals in this Agreement are true and correct in all respects.

     2. Incorporation of Representations. All representations and warranties of Investors in the Debenture Agreements and the Series A Agreements, except as the plain reading requires updating, are incorporated herein in full by this reference and are true and correct as of the date hereof.

     3. Authorization. Each Investor, and/or anyone executing this Agreement on behalf of such Investor, has the legal power and authority to execute and deliver this Agreement to perform its obligations and commitments hereunder. This Agreement has been duly executed and delivered by each Investor.

     4. Enforceability. This Agreement is a legal, valid and binding obligation of each Investor enforceable against such Investor in accordance with its respective terms.

     5. No Violation. Each Investor's (or any Agent of any Investor) execution, delivery and performance of this Agreement does not and will not violate any rule or order to which such Investor is subject or conflict with or result in a breach of any agreement or instrument to which such Investor is a party.

     F. Effect and Construction of Agreement.

     1. Except as expressly provided herein or as no longer relevant or appropriate following completion of the transactions contemplated herein, the Debenture Agreements and Series A Preferred Stock Agreements and the related documents shall remain in full force and effect in accordance with their respective terms and shall not in any event be construed to require the Investor or its affiliates to make any Debentures or other extensions of credit to Company.

     2. In the event of any inconsistency between the terms of this Agreement and the Debenture Agreements or the Series A Preferred Stock Agreements or any of the related documents or any document referenced herein, this Agreement shall govern. Company acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.

     G. Miscellaneous.

     1. Further Assurance. The parties agree to execute such other and further documents and instruments as the other party may request to implement the provisions of this Agreement.

     2. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

     3. Integration. This Agreement, together with the Debenture Agreements, the Series A Preferred Stock Agreements, and any related documents, all as modified or amended herein, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Agreement, the parties acknowledge that they are relying on no statement, representation, warranty, covenant or agreement of any kind made by the other party or any employee or agent of the other party, except for the agreements set forth herein.

     4. Severability. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws, except for matters arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which matters shall be governed by and construed in accordance with such laws.

     6. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     7. Notices. All notices and other communications shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered, if to the Company, at its address at 14th Floor, 505 Sansome Street, San Francisco, California 94111; Attention: Chief Executive Officer and, if to Investor, at its address as set forth in each Investor's Subscription Agreement executed in connection with the issuance of the Debentures or the Series A stock by the Company; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices pursuant to the provisions of Sections A and B shall not be effective until received by the party to whom they are to be delivered.

     8.  Survival.  All  representations,   warranties,  covenants,  agreements,
undertakings, waivers and releases of either party contained herein shall survive the completion of the transactions contemplated herein.

     9. Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

     H. Escrow Agreement. The parties agree to enter into the Escrow Agreement substantially in the form of Exhibit I, which will provide that the Company will be required to deposit into escrow the Common Stock, the redemption proceeds and the warrants to be delivered to Investors along with appropriate notices, and that the Investors shall be required to deposit into escrow the Debentures and the Series A Preferred Stock, along with appropriate notices, to assist the parties in complying with the terms of this Agreement. The Escrow Agent shall initially be Severson & Werson P.C.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                           FINET HOLDINGS CORPORATION


                           By:  /s/  L. Daniel Rawitch
                              ----------------------------------------
                           Title: President



                           CANADIAN ADVANTAGE, LP


                           By: /s/  Mark Valentine
                              ----------------------------------------
                           Title: Pres. VMH Management, General Partner



                            DOMINION CAPITAL FUND


                            By: /s/  Mark Valentine
                              -------------------------------------
                            Title: Agent



                            SOVEREIGN PARTNERS LP


                            By: /s/  Mark Valentine
                              ----------------------------------------
                            Title: Agent



                           ATLANTIS CAPITAL FUND, LTD


                           By: /s/  Mark Valentine
                              ----------------------------------------
                           Title: Agent

                              SCHEDULE OF EXHIBITS


EXHIBIT A         Investors

EXHIBIT B         Debenture Agreements

EXHIBIT C         Series A Convertible Preferred Stock Agreements

EXHIBIT D         Allocation of Debenture Holders

EXHIBIT E         Allocation of Series A Holders

EXHIBIT F         Form of Warrant

EXHIBIT G         Outstanding Capital

EXHIBIT H         Company Opinion of Counsel

EXHIBIT I         Escrow Agreement

                                    EXHIBIT A
                                    INVESTORS

                                    EXHIBIT B

                              DEBENTURE AGREEMENTS

Securities Purchase Agreement

$4,000,000 Debenture issued to Thomson Kernahan & Co., Ltd at the request of Investors $1,500,000 Debenture issued to Thomson Kernahan & Co., Ltd at the request of Investors $1,500,000 Debenture issued to Thomson Kernahan & Co., Ltd at the request of Investors

Warrants for 100,000, _____ and ______ shares respectively issued to Thomson Kernahan & Co., Ltd. at the request of Investors.

Registration Rights Agreement

                                    EXHIBIT C
                 SERIES A CONVERTIBLE PREFERRED STOCK AGREEMENTS

Securities Purchase Agreement

Certificate of Designation, Preferences and rights of the Series A Convertible Preferred Stock of Finet Holdings Corporation

Registration Rights Agreement

Warrant to Purchase Common Stock

                                    EXHIBIT D
                         ALLOCATION OF DEBENTURE HOLDERS

Investor                            Aggregate Amount of Holdings

Dominion Capital Fund               $2,250,000

Atlantis Capital Fund                  750,000

Sovereign Partners LP                 3,500,000

Canadian Advantage LP                   500,000

Total                                $7,000,000

                                    EXHIBIT E
                         ALLOCATION OF SERIES A HOLDERS

Investor                            Aggregate Amount of Holdings

Dominion Capital Fund               $1,250,000

Atlantis Capital Fund                      -0-

Sovereign Partners LP                1,000,000

Canadian Advantage LP                  250,000

Total                               $2,500,000

                                    EXHIBIT F
                                 FORM OF WARRANT


THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                           FINET HOLDINGS CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.: 99-1  Number of Shares: 840,000
Date of Issuance: January 15, 1999
Date of Expiration: January 15, 2004

Finet Holdings Corporation, a Delaware corporation (the "Company"), hereby certifies that, for value received, Thomson & Kernaghan & Co., Ltd., the registered holder hereof or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 5:00 P.M. Pacific Standard Time on the Expiration Date (as defined herein) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the purchase price per share provided in Section 1(b) below (the "Warrant Exercise Price"); provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon exercise of the unexercised Debenture Warrants and unexercised Preferred Stock Warrants (as defined below) beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.


     Section 1.

     (a) Debenture Purchase Agreement and Series A Purchase Agreement. Warrants purchased in connection with the purchase of 3% Convertible Debentures are referred to as "Debenture Warrants" and warrants purchased in connection with the purchase of Series A Convertible Preferred Stock are referred to as "Preferred Stock Warrants."

     (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

               "Average Market Price" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the last closing bid prices for such security for each trading day in such period on the principal securities exchange or trading market for such security where such security is listed or traded as reported by Bloomberg Financial Markets ("Bloomberg"), or if the market value cannot be calculated for such period on the foregoing basis, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the market value cannot be calculated for such period on any of the foregoing bases, the Average Market Price shall be the average fair market value during such period as is reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, split or other similar transaction during such period).

               "Preferred Stock" means the Company's Series A Preferred Stock issued as of the date hereof.

               "Common Stock" means (i) the Company's common stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

               "Expiration Date" means the date five (5) years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Los Angeles or the State of California (a "Holiday"), the next preceding date that is not a Holiday.

               "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Warrant" shall mean this warrant and all warrants issued in exchange, transfer or replacement of any thereof.

               "Warrant Exercise Price" shall be equal to $1.50 per share, subject to adjustment as hereinafter provided.

     (c) Other Definitional Provisions.

          (i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

          (ii) When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section," "Schedule," and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

          (iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

     Section 2. Exercise of Warrant.

     (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time during normal business hours on any business day on or after the opening of business on the date hereof and prior to 5:00 P.M. Pacific Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer, and (iii) the surrender of this Warrant, at the principal office of the Company; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable.

     (b) This Warrant may also be exercised on a cashless basis, by submitting the Warrant as described above with an indication of election to use cashless exercise. The number of shares of Common Stock to be issued on cashless exercise shall be determined as follows:

                           X = Y(A-B)
                           ----------
                                A

     where X equals the number of shares of Common Stock to be received on cashless exercise, Y equals the number of Warrants so exercised, A equals the Average Market Price of the Common Stock for the period of five (5) trading days immediately preceding the date of exercise, and B equals the Warrant Exercise Price. For purposes of Rule 144(d)(3)(iii), it is understood that the common Stock issuable on exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired, and the holding period applicable thereto shall have commenced, on the date this Warrant was issued.

     (c) In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable after such rights shall have been so exercised, and in any event no later than five (5) business days after such exercise. In the case of a dispute as to the determination of the Warrant Exercise Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight
(48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

     (d) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in any event no later than five (5) business days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except (i) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (ii) the holder thereof shall be deemed for all corporate purposes to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

     (e) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

     (f) If the Company shall fail for any reason or for no reason to issue to a holder within five (5) business days after the time required under this Section 2, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to
Section 2(b) hereof, the Company shall, in addition to any other remedies under this Agreement or otherwise available to such holder including any indemnification pursuant to Section 8 of Securities Purchase Agreement, pay as additional damages in cash to such holder for each day such issuance is not timely effected after the fifth (5th) business day following the time required under this Section 2, an amount equal to 1% of the product of (x) the number of shares of Common Stock not issued to the holder and the number of shares of Common Stock represented by the new Warrant not issued to the holder, on a timely basis and to which such holder is entitled hereunder and (y) the Closing Bid Price (as defined in the Certificate of Designations) of the Common Stock on the last possible date which the Company could have issued such new Warrant or shares of Common Stock to such holder without violating this Section 2.

     Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

     (a) This Warrant is, and any Stock Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

     (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

     (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

     (d) If at any time during the period after the date of issuance of this Warrant and ending five (5) years thereafter, the Company shall determine to register under the Securities Act of 1933, as amended, any shares of Stock to be offered for cash by it or others,, pursuant to a registration statement on Form S-1 or S-3 (or their equivalent), the Company will (i) promptly give written notice to the holder of this Warrant of its intention to file such registration statement and (ii) at the Company's expense (which shall include, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent accountants for the Company, and fees and expenses incident to compliance with state securities law, but shall not include fees and disbursements of counsel for the holder of this Warrant) include among the securities covered by the registration statement such portions of the Shares then held by the holder of this Warrant as shall be specified in a written request to the Company within thirty (30) days after the date on which the Company gave the notice described in (a)(i) above. Upon receipt of such written request and of the Shares specified in the request (any shareholder requesting registration being individually called a "Selling Shareholder"), the Company shall (i) use its reasonable best efforts to effect the registration, qualification or compliance of the Shares under the Securities Act and under any other applicable federal law and any applicable securities or blue sky laws of jurisdictions within the United States; (ii) furnish each Selling Shareholder such number of copies of the prospectus contained in the registration statement filed under the Securities Act (including preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Selling Shareholder may reasonably request in order to facilitate the disposition of the Shares covered by the registration statement; (iii) notify each Selling Shareholder, at any time when a prospectus relating to the Stock covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) at the request of the Selling Shareholder, prepare and furnish to the Selling Shareholder any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the holder of this Warrant, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. No impairment of the designations, preferences and rights of the Preferred Stock contained in the Certificate of Designations or any waiver thereof which has an adverse effect on the rights granted hereunder shall be given effect until the Company has taken appropriate action (satisfactory to the holders of Preferred Stock Warrants representing a majority of the shares of Common Stock issuable upon the exercise of such Preferred Stock Warrants then outstanding) to avoid such adverse effect with respect to this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     Section 4. Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any permitted transfer of this Warrant.

     Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

     Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution hereof or of any of the shares of Common Stock or other securities issuable upon the exercise thereof, and not with any present intention of distributing any of the same. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States or state securities laws.

     Section 7. Ownership and Transfer.

     (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

     (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(c) below.

     (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Preferred Stock Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     (d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement dated September 29, 1998, by and between the Company and the Buyers listed on the signature page thereto (the "Registration Rights Agreement") and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

     Section 8. Adjustment of Warrant Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Warrant Exercise Price shall be adjusted from time to time as follows:

     (a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

     (b) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the holders of the Preferred Stock Warrants representing a majority of the shares of Common Stock issuable upon exercise of such Preferred Stock Warrants then outstanding) to insure that each of the holders of the Preferred Stock Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Preferred Stock Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Preferred Stock Warrants had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of the Preferred Stock Warrants representing a majority of the shares of Common Stock issuable upon exercise of such Preferred Stock Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 8 and Section 9 below will thereafter be applicable to the Preferred Stock Warrants. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of Preferred Stock Warrants representing a majority of shares of Common Stock issuable upon exercise of the Preferred Stock Warrants then outstanding), the obligation to deliver to each holder of Preferred Stock Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     (c) Notices.

          (i) Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company will give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, except that in no event shall such notice be provided to such holder prior to such information being made known to the public.

          (iii) The Company will also give written notice to the holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

     Section 9. Purchase Rights. If at any time the Company grants, issues or sells any options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

     Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one
(1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                  Finet Holdings Corporation
                  14th Floor
                  505 Sansome Street
                  San Francisco, California 94111
                  Attn: President

                  Telephone:        (415) 263-5400
                  Facsimile:        (415) 263-5440

                  With a copy to:

                  Roger S. Mertz, Esq.
                  Severson & Werson
                  Suite 2600
                  One Embarcadero Center
                  San Francisco, California 94111

                  Telephone:        (415) 398-3344
                  Facsimile:        (415) 956-0439

     If to a holder of this Warrant, to it at the address set forth below such holder's signature on the signature page hereof.

Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

     Section 12. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The holder shall be entitled to pursue a claim for specific performance of this Agreement, and Company hereby waives the right to assert any defense thereto that the holder hereof has an adequate remedy at law. The parties expressly consent to the jurisdiction and venue of the Superior Court of Contra Costa County, California, and the United States District Court for the Northern District of California for the adjudication of any civil action asserted pursuant to this paragraph.

     Section 13. Date. The date of this Warrant is January ____, 1999. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.


                                     * * * *


                              FINET HOLDINGS CORPORATION



                              By: ______________________________________
                                      Name:

ACCEPTED:

[HOLDER]

By:      THOMSON KERNAGHAN & CO., LTD.

Name: _____________________________
Title:______________________________

Address: 365 Bay Street, 10th Floor
            Toronto, Ontario
            M5H 2V2 CANADA

                              EXHIBIT A TO WARRANT

                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                           FINET HOLDINGS CORPORATION

     The undersigned hereby exercises the right to purchase the number of Warrant Shares covered by this Warrant specified below according to the conditions thereof and herewith makes payment therefor in the amount of $____________________, the Aggregate Exercise Price of such Warrant Shares in full, and requests that such Warrant Shares be issued in the name of:

                                            [HOLDER]

Dated: ________________
                        By: ______________________________________
                        Name: ____________________________________
                        Title: _____________________________________
                        Address: __________________________________


                        Number of Warrant Shares
                        Being Purchased:   _____________________

                              EXHIBIT B TO WARRANT

                              FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ______________________________, Federal Identification No. __________________, a
warrant to purchase ______________ shares of the capital stock of Finet Holdings Corporation, a Delaware corporation, represented by warrant certificate No. ________, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________________________________________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated: ___________________    _________________________________________

                              By: ______________________________________
                              Its: ______________________________________

                                    EXHIBIT G
                               OUTSTANDING CAPITAL


Common Stock and Stock Rights

As of January 15, 1999:

Common Stock Committed and Outstanding                              59,062,844
Giving Effect to Restructure of Debenture and Series A
                  Convert $1.1 million Debenture into                2,200,000
                  Convert $4.4 million Debenture into                7,333,333
                                                                    ----------
                                                                    68,596,177

An Asset Purchase Agreement dated August 30, 1997 between Finet Holdings Corporation and The Real Estate Office Software Company provides for up to 200,000 shares of Finet Stock to be issued to The Real Estate Office Software Company. As of this date, 175,000 shares have been issued, the remaining 25,000 shares are escrowed in a Retention Account pending the outcome of post closing audit reports.

On May 19, 1998, the Company entered into a Stock Purchase Agreement with MICAL Mortgage, Inc ("MICAL") whereby the Company acquired 100% of the issued and outstanding stock of MICAL in exchange for up to 552,430 shares of the Company's common stock, of which 120,460 shares are reserved for potential adjustment for certain currently undetermined contingencies.

On October 13, 1998, the Company entered into an employment  agreement with Mark
L. Korell which granted 500,000 restricted shares of common stock. As of this date, 125,000 shares have been issued.

On October 15, 1998, the Company entered into an employment agreement with Michael G. Conway which granted 60,000 restricted shares of common stock. As of this date, 15,000 shares have been issued.

                                    EXHIBIT H
                           COMPANY OPINION OF COUNSEL

                                    EXHIBIT I
                                ESCROW AGREEMENT

                                ESCROW AGREEMENT


     This ESCROW AGREEMENT, dated as of January 15, 1999 (the "Escrow Agreement"), is by and among FINET HOLDINGS CORPORATION, a Delaware corporation ("Company"), the SUBSCRIBERS as set forth on Attachment A ("Subscriber" or "Subscribers") and SEVERSON & WERSON, a California professional corporation, as escrow agent (the "Escrow Agent").

     WHEREAS, the Company and the Subscribers are entered into a Restructuring Agreement and Amendment ("Restructuring Agreement") calling for, among other things, the conversion from time to time by the Subscribers of certain Debentures for shares of the Company's common stock ("Conversion Shares") and the redemption of the remaining Debentures and all of the outstanding Series A Convertible Preferred Shares owned by Subscribers ("Preferred Shares") for cash by the Company, all as set forth in the Restructuring Agreement; and

     WHEREAS, the parties wish the Conversion Shares, the cash redemption proceeds, the Debentures, the Preferred Shares, executed copies of the Restructuring Agreement and certain other documents to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

     1.1. Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Agreement" means this Escrow Agreement and all amendments made hereto and thereto by written agreement between the parties;

          (b) "Conversion Notice(s) " means the Notice or Notices of Conversion delivered by the Subscriber from time to time pursuant to the Restructure Agreement.

          (c) "Conversion Shares" means the Company's Common Stock issuable upon conversion of the Debentures and to be delivered pursuant to the Restructuring Agreement.

          (d) "Escrowed Payment" means the sums payable to the Subscribers upon redemption of the Debentures and Preferred A Shares to be redeemed from the Subscribers by the Company, pursuant to the Restructure Agreement to be held in escrow on behalf of the Company and the Subscribers and to be paid to the Subscribers from time to time as provided in the Restructuring Agreement.

          (e) "Expenses" means the reasonable expenses incurred by and payable to Escrow Agent in connection with the matters described herein.

          (f) "Redemption Notice(s)" means the Notice or Notices of Redemption at Company's Election pursuant to the Restructure Agreement.

          (g) "Warrants" means the Warrants issuable to the Subscribers referred to in the Restructuring Agreement.

          (h) Collectively, this Agreement, the Conversion Shares, the Redemption Notices, the Restructuring Agreement signed on behalf of the Company, the Warrants and the legal opinion of Company counsel are referred to as "Company Documents."

          (i)  Collectively,   this  Agreement,   the  Conversion  Notices,  the
Restructuring Agreement signed on behalf of Subscribers, the Debentures, and the Preferred Shares are referred to as "Subscriber Documents."

     1.2. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

                                   ARTICLE II

                     DOCUMENTS AND PAYMENTS TO BE DELIVERED

     2.1. Delivery of Escrowed Payments and Company Documents to Escrow Agent. On January 15, 1999, the Company delivered to the Escrow Agent Two Million Dollars as part of the Escrowed Payments by wire transfer to Escrow agent's escrow account maintained at The Pacific Bank in San Francisco, CA. On or about January 19, 1999 the Company will deliver to the Escrow Agent the Company documents executed by the Company.

     2.2. Delivery of Subscriber Documents. On or about January 19, 1999, the Subscriber shall deliver to the Escrow Agent the Subscriber Documents. Additional Subscriber Documents will be delivered by Subscriber for each Closing.

     2.3. Intention to Create Escrow Over Company Documents, Subscriber Documents and Escrowed Payments. The Subscriber and Company intend that the Company Documents, Subscriber Documents and Escrowed Payments shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

     2.4. Escrow Agent to Deliver Company Documents, Subscriber Documents and Escrowed Payments. The Escrow Agent shall hold and release the Company Documents, Subscriber Documents and the Escrowed Payments subject to receipt of instructions of Company or Subscribers or otherwise, all only in accordance with the terms and conditions of this Agreement in one or more closings.

                                   ARTICLE III

     RELEASE OF COMPANY DOCUMENTS, SUBSCRIBER DOCUMENTS AND ESCROWED PAYMENT

     3.1. Release of Escrow. Subject to the provisions of Section 4 herein, the Escrow Agent shall release the Company Documents, Subscriber Documents and Escrowed Payment in one or more closings as follows:

          (a) Upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver in one or more closings the Company Documents, Subscriber Documents, and Escrowed Payments in accordance with the terms of the Joint Instructions.

          (b) Upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents, Subscriber Documents and Escrowed Payments in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

     3.2. Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscribers acknowledge that the only terms and conditions upon which the Company Documents, Subscriber Documents and Escrowed Payments are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscribers reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents, Subscriber Documents and Escrowed Payments. Any dispute with respect to the release of the Company Documents, Subscriber Documents and Escrowed Payments shall be resolved pursuant to Section 4 or by agreement between the Company and Subscribers.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

     4.1. The Escrow Agent hereby waives its right to compensation for its services hereunder, but shall be reimbursed for all reasonable out-of-pocket expenses, disbursements and advances (including reasonable attorneys' fees and expenses if actually incurred by the Escrow Agent in connection with the use of outside attorneys) incurred or made by it in performance of its duties hereunder. Such disbursements, expenses and advances shall be paid by the Parties equally.

     4.2. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Parties, and specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Prior to the effective date of the resignation as specified in such notice, the Subscribers and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents, Subscriber Documents and Escrowed Payment to a substitute Escrow Agent selected by the Subscribers and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of California for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Agreements to the extent not theretofore delivered in accordance with the Escrow Agreement; provided, however, that if no successor accepts the escrow and receives the Agreements, to the extent not theretofore delivered in accordance within such 30-day period, then, upon the expiration of such 30-day period, the Escrow Agent shall be relieved of its duties hereunder and shall retain the Documents and Payments solely as custodian.

     4.3. The Escrow Agent undertakes to perform only such duties as are specifically set forth herein. Anything herein to the contrary notwithstanding, the Escrow Agent's sole duties under the Escrow Agreement shall be (i) to hold the Documents and Payments in escrow in accordance with the terms hereof, (ii) to make reports required or appropriate under the Escrow Agreement, (iii) to make deliveries to the persons entitled thereto, also as specified in such instructions or as provided in the Escrow Agreement, and (iv) to make determinations required hereunder. The Escrow Agent acting or refraining from acting in good faith shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind, unless caused by its willful misconduct or gross negligence, and the Escrow Agent shall be entitled to rely and shall be protected in doing so, upon (i) any written notice, instrument or signature reasonably believed by it to be genuine and to have been signed or presented by the proper party or parries duly authorized to do so, and (ii) the advice of counsel (which may be of the Escrow Agent's own choosing). The Escrow Agent shall have no responsibility for the contents of any writing submitted to it hereunder and shall be entitled in good faith reasonably to rely without any liability upon the contents thereof.

     4.4. The Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist and has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

     4. 5. The Company on the one hand and Subscribers on the other hand and each to the extent of one-half of the amount to be paid hereunder, agree to indemnify the Escrow Agent and hold it harmless against any and all expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of, or related to the Escrow Agreement, the services of the Escrow Agent hereunder, provided, however, that this indemnity shall not apply to any such expense or loss that is the result of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall have a lien for the amount of any such expense or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or properly for the amount of any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder.

     4.6. From time to time on and after the date hereof, the other parties hereto shall deliver or cause to be delivered to the Escrow Agent such finisher documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of the Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     4.7. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

          (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents, Subscriber Documents, or Escrowed Payment or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents, Subscriber Documents and escrowed Payment pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of Georgia, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents, Subscriber Documents and Escrowed Payment. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscribers and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                   ARTICLE VI

                                  MISCELLANEOUS

          5.1. Assignment; Binding Agreement. The Escrow Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither the Escrow Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto. The Escrow Agreement and the terms contained herein are solely for the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns and no over party is intended to benefit from the terms and conditions contained herein

          5.2. Entire Agreement; Amendments. The Escrow Agreement contains the entire understanding of the parties hereto with respect to its subject matter, and the Escrow Agreement may be amended only by a written instrument duly executed by all the parties hereto.

          5.3. Notices. All notices, request, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail):

         (a)      If to the Company, to:

         Finet Holdings Corporation
         14th Floor
         505 Sansome Street
         San Francisco, California 94111
         Attn: President

         Telephone:        (415) 263-5400
         Facsimile:        (415) 263-5440

         With a copy to:

         Roger S. Mertz, Esq.
         Severson & Werson
         Suite 2600
         One Embarcaderro Center
         San Francisco, California 94111

         Telephone:        (415) 398-3344
         Facsimile:        (415) 956-0439

         (b)      If to the Subscriber, to:

         the addresses provided in the respective Subscription Agreements.


         (c)      If to the Escrow Agent, to:

         Roger S. Mertz, Esq.
         Severson & Werson P.C.
         One Embarcadero Center
         Suite 2600
         San Francisco, CA 94111

         Telephone: (415) 398-3344
         Telecopier: (415) 956-0439

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.3.

     5.4. Counterparts. The Escrow Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     5.5. Termination. This escrow shall terminate upon release of all Company and Subscriber Documents and Payments in its possession in accordance with the terms hereof or at any time upon the agreement in writing of the Subscribers and the Company.

     5.6. Headings. Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of the Escrow Agreement.

     5.7. Conflict Waiver. The parties to the Escrow Agreement acknowledge that the Escrow Agent has represented the Company in connection with the Escrow Agreement and certain related transactions and may continue to represent it in connection with such transactions and certain other matters. The parties to the Escrow Agreement waive any right they now have or may have in the future to any claim or conflict as a result of the Escrow Agent's execution, delivery and performance of the Escrow Agreement or the transactions contemplated hereby and Escrow Agent's representation of Company in any matter.

     5.8 Interest. Any funds deposited in escrow shall not be held in an interest bearing account nor will interest be payable in connection therewith.

     5.9. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

     5.10. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflict of laws.

     5.12. Consents to Service of Process. The Company and the Subscriber(s) each hereby irrevocably consent to the exclusive jurisdiction of the courts of the State of California and of the Federal Court located in the Northern District of the state of California, each as may have competent jurisdiction, in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waive personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such person at such person's address for purpose of notice hereunder.

     IN WITNESS WHEREOF, the Escrow Agreement has been duly executed and delivered by the parties as of the date first written above.

                           FINET HOLDINGS CORPORATION
                           "Company"


                           By: /s/  L. Daniel Rawitch
                              -----------------------------------
                           Its:  President



                           CANADIAN ADVANTAGE, LP


                           By: /s/ Mark Valentine
                              ------------------------------------
                           Its: Pres., VMH Management, General Partner



                           DOMINION CAPITAL FUND


                           By:   /s/ Mark Valentine
                              ------------------------------------
                           Its: Agent



                           SOVEREIGN PARTNERS LP


                           By:  /s/  Mark Valentine
                              ------------------------------------
                           Its:  Agent



                           ATLANTIS CAPITAL FUND, LTD


                           By: /s/ Mark Valentine
                              ------------------------------------
                           Its:  Agent



                           ESCROW AGENT:

                           SEVERSON & WERSON


                           By:  /s/  Roberta V. Romberg
                              ------------------------------------
                              A Member of the Firm